Exhibit 99.1

News Release

ADVANSIX ANNOUNCES THIRD QUARTER 2024 FINANCIAL RESULTS

Sales of $398 million, up 23% versus prior year
Earnings Per Share of $0.82; Adjusted Earnings Per Share of $0.88
Cash Flow from Operations of $57 million, up $36 million versus prior year
Awarded $12 million grant from USDA to support expansion of granular ammonium sulfate
Appointed Sidd Manjeshwar as SVP and CFO, effective October 1

Parsippany, N.J., November 1, 2024 - AdvanSix (NYSE: ASIX), a diversified chemistry company, today announced its financial results for the third quarter ending September 30, 2024. Overall, the Company delivered strong sales, earnings and cash flow performance while continuing to invest for long-term sustainable growth.
Third Quarter 2024 Summary
•Sales up approximately 23% versus prior year driven by an approximately 11% increase in volume, 8% higher raw material pass-through pricing, and 5% favorable impact of market-based pricing
•Net Income of $22.3 million, an increase of $30.2 million versus the prior year
•Adjusted EBITDA of $53.2 million, an increase of $45.8 million versus the prior year
•Adjusted EBITDA Margin of 13.4%, up 1,110 bps versus the prior year
•Cash Flow from Operations of $57.3 million, an increase of $36.4 million versus the prior year
•Capital Expenditures of $30.5 million, an increase of $5.4 million versus the prior year
•Free Cash Flow of $26.8 million, an increase of $31.1 million versus the prior year

"In the third quarter, AdvanSix capitalized on the strength of our competitive position to deliver robust results with the continued realization of commercial performance across our diverse product portfolio and strong operational execution,” said Erin Kane, president and CEO of AdvanSix. “The AdvanSix team drove top and bottom-line growth as well as continued cash flow improvement amid a strong ammonium sulfate fall fill program supporting higher pricing year-over-year, a constructive global acetone supply and demand environment, and modestly improving North American nylon industry conditions. We are accelerating focused growth in the most profitable areas of our business and were pleased to be awarded an approximately $12 million grant from the U.S. Department of Agriculture to increase our production capacity of premium grade products, reinforcing a strong return profile for our SUSTAIN (Sustainable U.S. Sulfate to Accelerate Increased Nutrition) program."

Summary third quarter 2024 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	3Q 2024	3Q 2023
Sales	$398,187	$322,907
Net Income (Loss)	22,266	(7,977)
Diluted Earnings Per Share	$0.82	($0.29)
Adjusted Diluted Earnings Per Share (1)	$0.88	($0.36)
Adjusted EBITDA (1)	53,161	7,321
Adjusted EBITDA Margin % (1)	13.4%	2.3%
Cash Flow from Operations	57,250	20,802
Free Cash Flow (1)(2)	26,760	(4,329)
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $398 million in the quarter increased approximately 23% versus the prior year. Sales volume increased approximately 11% primarily driven by higher sales of ammonium sulfate supported by sulfur nutrition demand. Raw material pass-through pricing was favorable by 8% as a result of a net cost increase in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was favorable by 5% including continued strength in acetone, as well as ammonium sulfate as growers seeking to maximize crop yields continue to recognize the benefits of sulfur nutrition.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	3Q 2024		3Q 2023 (1)
	Sales	% of Total	Sales	% of Total
Nylon	$93,693	24%	$86,056	27%
Caprolactam	76,338	19%	68,795	21%
Ammonium Sulfate	107,668	27%	79,067	24%
Chemical Intermediates	120,488	30%	88,989	28%
Total	$398,187	100%	$322,907	100%
(1) Previously reported amounts have been updated for a reclassification of certain products representing approximately $5.5 million of sales in 3Q 2023 between Ammonium Sulfate (decreased) and Chemical Intermediates (increased). Total sales were not impacted.

Adjusted EBITDA of $53.2 million in the quarter increased $45.8 million versus the prior year primarily driven by favorable pricing, net of raw material costs, higher sales volume, and the timing of planned plant turnarounds.

Adjusted earnings per share of $0.88 increased $1.24 versus the prior year driven primarily by the factors discussed above.

Cash flow from operations of $57.3 million in the quarter increased $36.4 million versus the prior year primarily driven by higher net income. Capital expenditures of $30.5 million in the quarter increased $5.4 million versus the prior year primarily reflecting planned increased spend on maintenance and enterprise programs.

Outlook
•Ammonium sulfate order book sold through 4Q24 amid continued strong sulfur nutrition demand
•Expect balanced to tight global acetone supply and demand conditions
•Expect North American nylon industry spreads to modestly improve amid stable end market demand
•Expect Capital Expenditures to now be $135 to $140 million in 2024, reflecting refined execution timing to address critical enterprise risk mitigation and growth projects including our SUSTAIN (Sustainable U.S. Sulfate to Accelerate Increased Nutrition) program
•As a result of additional required maintenance and a delayed ramp to full operating rates at our Hopewell site following our planned plant turnaround, we expect an incremental approximately $17 million unfavorable impact to pre-tax income in 4Q24, inclusive of $10 million related to fixed cost absorption and higher maintenance expense, and $7 million of lost sales; no impact on 3Q24 results

Manufacturing plant turnarounds are a critical enabler for driving operational excellence, safety and compliance across the AdvanSix enterprise, and key to achieving and sustaining disproportionately higher operating rates given our competitive cost advantage. This year’s fourth quarter planned turnaround was comprehensive in scope, designed to encompass maintenance and reliability work at our three major sites. The mechanical portion of the turnaround was safely and well executed across all sites, however we experienced a delayed ramp to full operating rates in our Hopewell facility given a challenge associated with our Ammonia plant re-start.
"2024 has truly been a year of contrasts. On the positive side, we have consistently demonstrated our agility and focus by deploying the right strategies and actions to achieve commercial success while advancing targeted growth initiatives. On the opportunity side, while we have proven ability to navigate and recover from operational difficulties, our manufacturing execution this year has not met our expectations. Operational excellence is a key enabler to our overall performance, with meaningful performance upside for us to capture, and we take all learnings for sustained continuous improvement with rigor and discipline. Despite the unfavorable impact of the extended turnaround in the fourth quarter, we are pleased to have returned to our targeted utilization rates and our outlook for the remainder of the year and 2025 continues to be supported by our diverse product portfolio, advantaged business model and favorable industry dynamics. We remain confident in the growth prospects for AdvanSix, and are committed to delivering sustainable long-term value to our shareholders,” concluded Kane.

Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on November 26, 2024 to stockholders of record as of the close of business on November 12, 2024.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s third quarter 2024 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on November 1 until 12 noon ET on November 8 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 2537780.

About AdvanSix
AdvanSix is a diversified chemistry company that produces essential materials for our customers in a wide variety of end markets and applications that touch people’s lives. Our integrated value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, plant nutrients, and chemical intermediates. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of political and policy uncertainties with the approaching U.S. Presidential election, and the conflict between Russia and Ukraine, the conflict in Israel and Gaza, and the possible expansion of such conflicts; the effect of any of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$17,298	$29,768
Accounts and other receivables – net	149,058	165,393
Inventories – net	213,434	211,831
Taxes receivable	375	1,434
Other current assets	15,608	11,378
Total current assets	395,773	419,804

Property, plant and equipment – net	892,574	852,642
Operating lease right-of-use assets	90,740	95,805
Goodwill	56,192	56,192
Intangible assets	43,906	46,193
Other assets	31,050	25,384
Total assets	$1,510,235	$1,496,020

LIABILITIES
Current liabilities:
Accounts payable	$207,272	$259,068
Accrued liabilities	55,783	44,086
Income taxes payable	435	8,033
Operating lease liabilities – short-term	30,135	32,053
Deferred income and customer advances	1,517	15,678
Total current liabilities	295,142	358,918

Deferred income taxes	154,690	151,059
Operating lease liabilities – long-term	60,793	63,961
Line of credit – long-term	215,000	170,000
Postretirement benefit obligations	7,048	3,660
Other liabilities	11,154	9,185
Total liabilities	743,827	756,783

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 32,982,868 shares issued and 26,730,739 outstanding at September 30, 2024; 32,598,946 shares issued and 26,750,471 outstanding at December 31, 2023	330	326
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Treasury stock at par (6,252,129 shares at September 30, 2024; 5,848,475 shares at December 31, 2023)	(63)	(58)
Additional paid-in capital	134,735	138,046
Retained earnings	635,609	605,067
Accumulated other comprehensive loss	(4,203)	(4,144)
Total stockholders' equity	766,408	739,237
Total liabilities and stockholders' equity	$1,510,235	$1,496,020

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Sales	$398,187	$322,907	$1,188,495	$1,151,391

Costs, expenses and other:
Costs of goods sold	340,885	314,785	1,046,860	1,004,844
Selling, general and administrative expenses	24,265	21,585	72,290	70,711
Interest expense, net	2,924	2,075	9,137	5,296
Other non-operating (income) expense, net	368	(5,485)	1,808	(6,918)
Total costs, expenses and other	368,442	332,960	1,130,095	1,073,933

Income (loss) before taxes	29,745	(10,053)	58,400	77,458
Income tax expense (benefit)	7,479	(2,076)	14,603	17,753
Net income (loss)	$22,266	$(7,977)	$43,797	$59,705

Earnings per common share
Basic	$0.83	$(0.29)	$1.63	$2.18
Diluted	$0.82	$(0.29)	$1.61	$2.12

Weighted average common shares outstanding
Basic	26,790,752	27,209,521	26,836,114	27,433,851
Diluted	27,204,714	27,209,521	27,209,680	28,193,721

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$22,266	$(7,977)	$43,797	$59,705
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,933	18,379	57,197	54,337
Loss on disposal of assets	154	371	415	939
Deferred income taxes	2,887	(2,825)	3,638	1,069
Stock-based compensation	1,559	1,391	5,963	5,840
Amortization of deferred financing fees	155	155	464	464
Operational asset adjustments	—	(4,472)	1,200	(4,472)
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	21,073	20,062	15,069	42,185
Inventories	(37,607)	(3,598)	(1,603)	(14,082)
Taxes receivable	(196)	(56)	1,059	8,273
Accounts payable	17,994	(4,245)	(43,687)	(50,123)
Income taxes payable	(572)	3,474	(7,598)	2,136
Accrued liabilities	4,839	(2,043)	10,988	(7,787)
Deferred income and customer advances	369	82	(14,161)	(32,015)
Other assets and liabilities	5,396	2,104	(1,493)	(9,088)
Net cash provided by operating activities	57,250	20,802	71,248	57,381

Cash flows from investing activities:
Expenditures for property, plant and equipment	(30,490)	(25,131)	(99,373)	(69,025)
Other investing activities	(2,317)	(370)	(6,053)	(2,404)
Net cash used for investing activities	(32,807)	(25,501)	(105,426)	(71,429)

Cash flows from financing activities:
Borrowings from line of credit	54,000	140,500	311,500	371,000
Payments of line of credit	(69,000)	(110,500)	(266,500)	(316,000)
Principal payments of finance leases	(260)	(242)	(762)	(698)
Dividend payments	(4,276)	(4,350)	(12,858)	(12,354)
Purchase of treasury stock	(42)	(9,266)	(10,427)	(37,651)
Issuance of common stock	328	131	755	876
Net cash provided by (used for) financing activities	(19,250)	16,273	21,708	5,173

Net change in cash and cash equivalents	5,193	11,574	(12,470)	(8,875)
Cash and cash equivalents at beginning of period	12,105	10,536	29,768	30,985
Cash and cash equivalents at the end of period	$17,298	$22,110	$17,298	$22,110

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$15,018	$21,188

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$57,250	$20,802	$71,248	$57,381
Expenditures for property, plant and equipment	(30,490)	(25,131)	(99,373)	(69,025)
Free cash flow (1)	$26,760	$(4,329)	$(28,125)	$(11,644)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$22,266	$(7,977)	$43,797	$59,705
Non-cash stock-based compensation	1,559	1,391	5,963	5,840
Non-recurring, unusual or extraordinary (income) expense (2)	—	(4,472)	1,200	(4,472)
Non-cash amortization from acquisitions	531	532	1,595	1,596
Non-recurring M&A costs	—	—	—	—
Income tax expense (benefit) relating to reconciling items	(367)	776	(1,594)	(157)
Adjusted Net income (loss) (non-GAAP)	23,989	(9,750)	50,961	62,512
Interest expense, net	2,924	2,075	9,137	5,296
Income tax expense (benefit) - Adjusted	7,846	(2,852)	16,197	17,911
Depreciation and amortization - Adjusted	18,402	17,848	55,602	52,741
Adjusted EBITDA (non-GAAP)	$53,161	$7,321	$131,897	$138,460

Sales	$398,187	$322,907	$1,188,495	$1,151,391

Adjusted EBITDA Margin (non-GAAP) (3)	13.4%	2.3%	11.1%	12.0%

(2) 2024 includes a pre-tax loss of approximately $1.2 million from the reduction of the Company’s anticipated receivable related to the gain on the termination fee recorded upon the exit from the Oben Holding Group S.A. alliance during the third quarter of 2023. During 2023, there were several transactions including the exit from the Oben Holding Group S.A. alliance, licensee exit of legacy technology and exit of certain low-margin oximes products that resulted in a $4.5 million net pre-tax loss.

(3) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$22,266	$(7,977)	$43,797	$59,705
Adjusted Net income (loss) (non-GAAP)	23,989	(9,750)	50,961	62,512

Weighted-average number of common shares outstanding - basic	26,790,752	27,209,521	26,836,114	27,433,851
Dilutive effect of equity awards and other stock-based holdings	413,962	—	373,566	759,870
Weighted-average number of common shares outstanding - diluted	27,204,714	27,209,521	27,209,680	28,193,721

EPS - Basic	$0.83	$(0.29)	$1.63	$2.18
EPS - Diluted	$0.82	$(0.29)	$1.61	$2.12
Adjusted EPS - Basic (non-GAAP)	$0.90	$(0.36)	$1.90	$2.28
Adjusted EPS - Diluted (non-GAAP)	$0.88	$(0.36)	$1.87	$2.22

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (4)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44(5)	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid
2024E	~$5	~$3	~$3	~$47(6)	~$58	Ammonia

(4) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.
(5) During the multi-site planned plant turnaround, additional required maintenance at our Frankford phenol plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates at our Hopewell and Chesterfield sites, resulting in an incremental $15 million unfavorable impact to pre-tax income inclusive of fixed cost absorption, higher maintenance expense and lost sales.
(6) During the multi-site planned plant turnaround, additional required maintenance at our Hopewell plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates, resulting in an incremental approximately $17 million unfavorable impact to pre-tax income inclusive of fixed cost absorption, higher maintenance expense, and lost sales